Exhibit 99.1

byNordic Acquisition Corporation Announces Closing of Fully-Exercised Over-Allotment Option in Connection with its Initial Public Offering

NEW YORK, Feb. 24, 2022 (GLOBE NEWSWIRE) -- byNordic Acquisition Corporation (Nasdaq: BYNOU) (the “Company”) announced today that, on February 18, 2022, the underwriters in its initial public offering, pursuant to the terms of the underwriting agreement entered into with the Company, fully exercised their over-allotment option by purchasing an additional 2,250,000 units, consisting of 2,250,000 shares of Class A common stock and 1,125,000 redeemable warrants, in connection with its initial public offering at $10.00 per unit, generating additional gross proceeds of $22,500,000 to the Company and bringing the total gross proceeds of the initial public offering to

$172,500,000.

The Company’s units are listed on The Nasdaq Global Market, or Nasdaq, and commenced trading on February 9, 2022, under the ticker symbol “BYNOU”. Each unit consists of one share of Class A common stock of the Company and one-half of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “BYNO” and “BYNOW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The Company has not selected any specific business combination target. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on identifying high technology growth companies in the northern part of Europe.

The Company is led by its Chief Executive Officer, Michael Hermansson, its Chief Operating Officer, Thomas Fairfield, its Director of Acquisitions, Mats Karlsson, its Director of Marketing, Alexander Lidgren and its Director of Technology, Christian Merheim. Mr.

Hermansson, Mr. Karlsson, Mr. Lidgren and Mr. Merheim are based in Sweden.

Keefe, Bruyette & Woods, Drexel Hamilton, LLC and I-Bankers Securities, Inc. acted as the book running managers for the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of Class A common stock on the initial closing date that occurred on February 11, 2022 and the proceeds received from the consummation of the fully exercised over-allotment option on February 18, 2022, $175,950,000 (or $10.20 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of February 11, 2022 reflecting receipt of the proceeds upon consummation of the initial public offering and the simultaneous private placement of the Class A common stock without giving effect to the exercise in full of the over-allotment option has been included as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Keefe, Bruyette & Woods, A Stifel Company at 787 Seventh Avenue, Fourth Floor, New York, NY 10019, by e-mail at USCapitalMarkets@kbw.com, by fax at 212-581-1592, or by calling 1-800-966-1559; Drexel Hamilton, LLC at 77 Water Street, Suite 201, New York, NY 10005, by email at ECMSyndicate@drexelhamilton.com, or by calling 646-412-1504; or I-Bankers Securities, Inc. at 1208 Shady Lane N, Keller, Texas 76248.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (the “SEC”) at 4:00 p.m., Eastern time, on February 8, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Michael Hermansson Chief Executive Officer

+ 46 707 294100

ir@bynordic.se

Thomas Fairfield

Chief Operating Officer 302-530-4621

ir@bynordic.se